UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 12 , 2010

TEEN EDUCATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-147045	26-032648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

NO. 288 Maodian Road Liantang Industrial Park, Qingpu District Shanghai, PRC
(Address of principal executive offices)

+86 21-39252120
(Registrant’s telephone number, including area code)

6767 W. Tropicana Ave., Suite 207
Las Vegas, NV 89103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and those discussed in other documents we file with the U.S. Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “8-K/A”) amends and restates in its entirety the Current Report on Form 8-K for Teen Education Group, Inc. (the “Company”) dated and filed with the Securities and Exchange Commission on November 12, 2010 (the “Original 8-K”) to amend certain disclosures and to include updated financial information of Hongkong Charter International Group, Limited, which the Company recently acquired through a reverse merger transaction, for the quarter ended September 30, 2010 and the parent-only financial statements as a supplement to the unaudited condensed consolidated financial statements.

Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, Teen Education Group, Inc. (“we,” “us,” “our,” “Teen Education” or the “Company”), a Delaware corporation, acquired an automotive parts distribution company in accordance with a share exchange agreement, dated November 12, 2010 (the “Exchange Agreement”), by and among the Company, Robert L. Wilson, the majority shareholder of the Company (the “Majority Shareholder”), Hongkong Charter International Group Limited, a Hongkong company (“Hongkong Limited”), and the sole shareholder of Hongkong Limited (the “Hongkong Limited Shareholder”). Hongkong Limited was incorporated in Hongkong on August 21, 2009 and owns 100% of the issued and outstanding capital stock of Shanghai Vomart Auto Parts Co., Ltd. (“Vomart”), which was incorporated as a People’s Republic of China (“PRC” or “China”) limited liability company on January 4, 2008, and became a wholly foreign owned enterprise under the laws of the PRC on May 12, 2010. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K/A and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report on Form 8-K are qualified, in their entirety, by the text of such exhibits.

The closing of the transaction (the “Closing”) took place on November 12, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding shares of Hongkong Limited from the Hongkong Limited Shareholder (the “Hongkong Limited Shares”). In exchange, we issued to the Hongkong Limited Shareholder, their designees or assigns, 2,250,000   shares of the Company’s common stock (the “Exchange Shares”).  The Exchange Shares represent 90% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis as of and immediately after the Closing (the “Share Exchange”). In addition, Hongkong Limited agreed to pay $350,000   in cash to the Majority Shareholder.

Pursuant to the terms of the Exchange Agreement, the Majority Shareholder canceled a total of 2,000,000 shares of the Company’s common stock, which represents 100% of his security interests in the Company.

Pursuant to the Exchange Agreement, Hongkong Limited became a wholly owned subsidiary of the Company. The sole director of the Company approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of Hongkong Limited approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement.

As a further condition of the Share Exchange, on the Closing Date, Robert L. Wilson resigned as the sole director of the Company, effective on such date that is ten (10) calendar days after the Company mails an Information Statement to the Company’s shareholders prepared pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the Exchange Agreement, and further, appointed Qun Hu to the Company’s board of directors (the “Board”). Mr. Wilson also resigned on the Closing Date as the sole officer of the Company, effective as of the Closing Date, and the following persons were appointed as officers of our Company: Mr. Zhoufeng Shen was appointed as the Company’s President and Chief Executive Officer and Ms. Xiaomei Wang was appointed as the Company’s Chief Financial Officer.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed an acquisition of Hongkong Limited pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein, Hongkong Limited is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed throughout this Current Report on Form 8-K, on the Closing Date, the Company acquired Hongkong Limited in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Since Teen Education Group, Inc. was a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Teen Education Group, Inc., except that information relating to periods prior to the date of the reverse acquisition only relate to Hongkong Limited and its consolidated subsidiaries unless otherwise specifically indicated.

Our Corporate History and Background

We were organized under the laws of the State of Delaware on April 16, 2007. From inception until the Closing Date, we were primarily engaged in the business of providing a financial literacy and money management educational program for teenagers on a fee for service offered basis.

Acquisition of Hongkong Limited

On the Closing Date, we acquired Hongkong Limited, which is in the business of automotive parts distribution in the PRC.  On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the Hongkong Limited Shares from the Hongkong Limited Shareholder, and the Hongkong Limited Shareholder transferred and contributed all of the Hongkong Limited Shares to us. In exchange, we issued the Exchange Shares to the Hongkong Limited Shareholder, their designees or assigns.

Pursuant to the terms of the Exchange Agreement, the Majority Shareholder canceled 2,000,000 shares of common stock of our Company, which constituted 100% of his security interests in the Company. Following the Share Exchange, there are 2,500,000 shares of common stock issued and outstanding, 2,250,000 of which are restricted and issued to the Hongkong Limited Shareholder, their designees or assigns.

We have relocated our principal executive offices to NO. 288 Maodian Road, Liantang Industrial Park, Qingpu District, Shanghai, PRC, and our new telephone number is +86 21-39252120.

DESCRIPTION OF BUSINESS

Business Overview

We are one of the largest distributors of automotive replacement parts and accessories in the PRC based on the number of stores we own and the geographic areas where we have presence.  We began our operations in 2008 and currently own thirty-seven (37) stores in nine (9) provinces and municipalities, namely Jiangsu, Zhejiang, Hebei, Anhui, Fujian, Shanxi, Shanghai, Beijing, and Tianjin.  In comparison, other large auto parts distributors in China own fewer stores and/or their stores are located in fewer provinces or municipalities.  For example, Shandong Youpei Auto Parts owns twenty-four stores of which eighteen are located in Shangdong Province.  Jiangsu Youpei Auto Parts owns seventeen stores of which sixteen are located in Jiangsu Province.  Putong Auto Service owns fifteen stores in thirteen different provinces and municipalities.  We distribute a broad selection of international brand name (such as Philips, Mahle, Denso, Bosch and Osr) and private label (such as Olande, Vanik, Mikef and Shengf) automotive replacement parts, such as, accessories and maintenance items for cars, minivans, vans, sport utility vehicles, light trucks, and heavy-duty trucks. Our typical products include batteries, brake pads, filters, storage batteries, and transmission fluid.

Historical Sales & Income Summary

(Amounts expressed in USD)	Three month Period Ended September 30,			Fiscal Year Ended June 30,
	2010	2009	% Growth	2010	2009	% Growth
Revenue	$2,762,293	$1,029,888	168.2%	$4,782,754	$1,282,918	272.8%
Gross Profit	529,680	275,879	92.0%	1,245,800	365,589	240.8%
Net Income	$24,228	$15,650	54.8%	$38,514	$79,890	(51.8)%

Corporate Organization

After the Share Exchange, we have approximately 80   shareholders of our common stock.  Our organizational structure was developed to allow foreign capital infusion under the laws of the PRC and maintain an efficient tax structure, as well as maintain internal organizational efficiencies. Our organizational structure after the consummation of the Share Exchange is illustrated in the table below:

Business Strategy

Our indirect wholly-owned subsidiary, Vomart, was incorporated in the PRC on January 4, 2008, and become a wholly-owned foreign enterprise under the laws of the PRC on May 12, 2010.

We are committed to providing customers with superior service, value, and quality automotive parts and products at conveniently located, well-designed, and unified stores. We intend to be one of China’s leading and largest national chain auto parts distributor within the next five (5)   years by, among other things, providing a highly efficient distribution network integrating upstream suppliers and downstream end users, growing organically through aggressively marketing our existing stores (each of which we wholly own), opening new stores, and strategic acquisitions of regional vendors that meet our quality standards.  By 2015, we plan to expand our distribution network to cover two thirds (2/3) of China, covering 27 different provinces and municipalities. The total number of automotive vehicles in China continues to grow at a rapid pace, which directly relates to the need for an increase of aftermarket auto parts.

In order to boost the Company’s market share, we intend to:

•
Achieve a national scale and penetrate the auto parts market by growing the number of wholly owned stores to over 250 stores and the number of franchise stores to 300 franchise stores within five years. As a terminal market distributor, our market strategy is to cover the market as fast as possible. Depending on the gross domestic product (“GDP”) and the market capacity of different areas, we plan to open 1-2 wholly-owned stores in the prefecture-level cities and 2-5 wholly-owned stores in the capital cities. At the same time, we will grow our market share by opening franchise stores in the county level cities and less developed areas;

•	Build an efficient first-class distribution and logistics system that is effectively managed by constantly improving our Enterprise Resource Planning (as defined herein) software;

•	Provide a broad selection of brand name replacement parts and a complete line of private-label products; and

•	Build a national and well-known brand name in the China automotive replacement market through intensive marketing campaigns.

Therefore, our strategies are to capitalize on our competitive advantages, expand our current market penetration, and benefit from the anticipated rapid growth in China’s automotive replacement market.

Industry and Market Analysis

Fast Growing China Automotive Market

China has experienced rapid economic growth in the last 20 years and is currently the world’s second largest economy after the United States. In 2009, China achieved a GDP of USD $5.2 trillion. According to the China State Statistics Bureau, by 2013, China’s automotive market is expected to comprise over ten percent (10%) of global automotive sales.

Today, all of the world’s major automakers are present in China, including but not limited to, Ford, General Motors, Volkswagen, Toyota, Honda, and Chrysler. China’s automotive industry has shown double-digit growth in terms of percentage growth in recent years and such robust growth is expected to continue. There are several key drivers that fuel China’s future growth, such as government policy, higher disposable income of urban residents, infrastructure improvement, and rapid proliferation of car models.

China Automotive Replacement Market

The China automotive replacement market is experiencing significant growth alongside the rapid growth of China’s automotive market. Some of the key growth drivers include:

•
Increase in Vehicle Population – According to the Xinhua News Agency, the   vehicle   population grew to over 76.19 million vehicles as of the end of 2009, and is forecasted to rise to 200 million vehicles by 2020 at an average annual growth rate of approximately 20%;

•
Increase in the Number of Cars that are Between Four and Seven Years Old – As a result of the large sales in the last decade, the vehicles in China are relatively new, but more and more vehicles are owned in the PRC between four and seven years. We expect to see more repairs and maintenance needed as vehicles grow older, leading to the generation of more replacement sales; and

•
Breadth of Automotive Parts Needed – For a replacement market distributor/retailer to serve the largest possible market, it has to have the scale and the capacity to carry an extensive line of products. We see American, Japanese, Korean and other foreign original equipment manufacturers (OEMs) bring a great variety of vehicle technologies and car models into China. This complicates and challenges the young and immature China automotive replacement market. We are able to serve the largest possible market, and have the scale and capacity to carry an extensive line of products.

Growth Strategy

We believe that we are positioned to be a leading national distributor of automotive replacement parts in China. We plan to first build store networks by opening wholly-owned stores in capital cities throughout China, such as Shanghai, Beijing, Hangzhou, Nanjing, Shijiazhuang, Hefei, and Fuzhou that will provide middle-to-high end brand name products as well as a wide selection of private label products.

We believe that automotive parts chain stores like us which have multiple locations have competitive advantages in customer service, product offerings, marketing, and distribution, as compared to independent retailers.  This allows us to address and effectively respond to the following trends:

•	The need for the ability to provide a broad selection of brands and replacement/maintenance items;

•	The phase out of the prevailing brand dealership as the primary distribution channel for automotive replacement parts; and

•	The need for an automotive replacement parts chain operation to consolidate and regulate the market disorganization and fragmentation of the China automotive aftermarket.

Aggressively Open New Stores in New Markets

We intend to aggressively open new stores and acquire/consolidate with, regional distributors to achieve penetration in more geographic locations. As a result, we plan to open approximately 40 stores by the end of 2010 and 250 stores by 2014.

Our selection process begins by targeting provincial capitals/large markets for expansion of our store networks. Such current target markets include Shanghai City and Jinan City in Shandong Province, Guangzhou City in Guangdong Province, Chengdu City in Sichuan Province and Zhengzhou City in Henan Province. While we have faced, and expect to continue to face, aggressive competition in the more densely populated markets, we believe that we have competed effectively in certain developed coastal areas in China, such as Shanghai City, Zhejiang, and Jiangsu Provinces, and that we are well positioned to continue to compete effectively in such markets. Once we have a well-established presence in our selected capital cities (Hangzhou, Fuzhou, Shijiazhuang, and Hefei), we will start to penetrate into second tier cities such as Qingdao, Weifang, and Yantai in Shandong Province, and Shenzhen, Dongguan, and Foshan in Guangdong Province.

To date, we have been successful in locating suitable sites for the construction of new stores. We typically open new stores by constructing the store at a site we lease. Then, according to our Company’s inventory control (IC) system, we stock the new store with furniture and inventory and hire and train employees to complete the opening of our new stores.

We choose store sites that are strategically located in clusters within geographic areas that complement our distribution system in order to achieve economies of scale in management, advertising, and distribution costs. Other key factors we consider in the site selection process include:

•	projected future profitability;

•	cost of real estate;

•	population density and growth patterns;

•	administrative level of the city;

•	transportation infrastructure;

•	local GDP and “R ratio” (vehicle price/per capita GDP);

•	demographics such as age and per capita income;

•	vehicle counts and vehicle profiles;

•	the number and type of existing automotive repair facilities;

•	the number and type of customers (such as automotive repair facilities) to be served; and

•	the number of other retail auto parts competitors within a pre-determined radius and the operational strength of such competitors.

Same Store Sales Growth

We will constantly improve our service and product mix to achieve higher sales and profitability in our existing stores. We believe that superior customer service generates customer satisfaction, which ultimately generates increased sales. To increase our profitability, we will constantly seek to add more profitable private label products to our existing product lines.

Selectively Develop Franchise Stores

We believe that national chains operate more efficiently than smaller independent operators. When our brand image is well accepted by the market, we will selectively develop franchise stores in smaller cities to rapidly penetrate the market and strengthen our position as a leading automotive replacement parts distributor.

Store Network

Current Store Locations

Our business plan divides the China market into the six geographic regions listed below. Each geographic region is led by a regional (subsidiary) manager, who reports directly to our headquarters. Our regional managers currently oversee seven to ten stores. The following table describes the six sales regions:

Regions	Provinces and Municipalities Covered

East China	Fujian, Shanghai, Zhejiang, Jiangsu, Anhui, Shandong

North China	Hebei, Henan, Shanxi, Beijing, Tianjin, Shanxi

North-East China	Inner Mongolia, Jilin, Liaoning, Heilongjiang

North-West China	Ningxia, Xinjiang

South-West China	Sichuan, Yunnan, Guizhou, Chongqing, Chengdu

South China	Guangdong, Hubei, Hunan, Jiangxi

On average, our stores carry approximately 19,000 individual stock units and cover approximately 1039 square feet. As of September 30, 2010, we operate an aggregate of approximately 38,441 square feet in our 37 stores. Our stores are served primarily by the nearest regional distribution center, but they also have access to the larger selection of inventory available at the applicable master distribution store. Our East China master distribution center covers approximately 53,820 square feet. Two of our regional distribution centers, Nanjing and Hangzhou, cover approximately 2,150 square feet and 3,230 square feet, respectively.

The following table lists the geographic location of our 37 stores:

Regions	Provinces	No. of Stores	Store locations

East China	Shanghai	6	Qingpu, Putuo, Fengxian, Longhua, Pudong, Xuhuihuaji

	Zhejiang	9	Jintong, Yiwu, Jinhua, Jiaxing, Ningbo (2), Taizhou, Wenzhou, Shaoxing

	Anhui	2	Hefei and Wuhu

	Jiangsu	9	Nanjing Ningnan, Nanjing Xinyi, Nantong, Wuxi, Suzhou, Yangzhou, Kunshan, Xuzhou and Changzhou

	Fujian	1	Fuzhou

North China	Hebei	5	Shijiazhuang, Jiyuan, Shijiazhuang Donglian, Tangshan, Baoding Handan

	Beijing	1	Beijing

	Tianjin	2	Tianjin, Tanggu

	Shanxi	2	Taiyuan, Datong

We use a uniform and consistent corporate visual image in terms of store layout and merchandise presentation. Merchandise is arranged to satisfy our “14 Rules for Merchandise Presentation” to provide easy customer access, maximum selling space, and to prominently display high-turnover products and accessories to customers. The “14 Rules for Merchandise Presentation” require (i) the products should be displayed in the right place where the customers can easily see them; (ii) we put as many products as we can on the storage racks; (iii) the products should be displayed in vertical centralized; (iv) we put heavy products downside and light products upside;   (v) we make sure there are complete range of products displayed; (vi) the storage racks should be fully displayed (vii) the display should be designed dynamic and full of originality; (viii) key products should be given a prominent position on the display; (ix) make sure the products on the racks are easy to reach for the customer; (x) the display should be unified and integrated; (xi) the products should be displayed in a tidy and neat condition; (xii) first in first out (FIFO) rotation of display units; (xiii) the minimum reserve principle; and (xiv) the products stack base should be regular.

Store Automation

To manage store operations and enhance customer service, we use computers and Ufida Enterprise Resource Planning systems in all of our stores. Our system is linked with the computers located in each of our distribution centers and our headquarters. This system reduces a customer’s checkout time, facilitates customer management, and enhances services and customer loyalty. It also collects detailed sales information, which assists in store and financial management, internal communications, strategic planning, inventory control, and distribution efficiency.

Target Customers

We target two groups of customers: (i) second tier wholesalers and (ii) professional installers, such as repair shops, automobile cosmetics shops and 4S shops (automobile dealers) in China. Commercial sales are the foundation of our business because, in the past in China, private vehicle owners usually rely on professionals for repair and maintenance. The Do-It-Yourself (DIY) market, which is comprised of consumers who typically repair and maintain their vehicles themselves, is currently very limited. Therefore, we are focused on commercial sales at this time.

Second Tier Wholesalers

We define second tier wholesalers as automotive replacement parts wholesalers in the provinces, provincial capitals, and second tier cities. Provincial wholesalers sell in the large provinces, provincial capital wholesalers sell in the capital cities of the provinces, and second tier city wholesalers sell in large cities that are not as well known as first tier cities (such as Beijing and Shanghai and Shenzhen). The second tier wholesalers’ distribution network typically covers most of the small retailers and repair shops in the provinces, provincial cities, and second tier cities, as applicable. Their purchasing volume is large, but   their returns   are low. As of September 30, 2010, we had 225 wholesaler customers.

Professional Installers

The demand of professional installer customers is typically smaller, but generally steady. Such professional installer customers purchase a variety of products and represent a majority of our customer list.  There are some professional installers responsible for a significant amount of our sales, but the loss of such professional installers won’t have a material adverse effect on our financial condition and results of operation because the gross profits from sales to professional installers only constitutes approximately 1% of our current gross profits.  We seek to develop long-term strategic relationships with these customers. The category of professional installer can be divided into three groups:

•
Repair shops :   Repair shops provide regular vehicle maintenance and repair services. Repair shops are sales terminals with small purchasing quantity, but high margin contribution. We consider repair shops as our priority customers. While domestic and foreign chain shops are emerging in China, we believe that this business type will become the dominant channel for vehicle owners to get services/parts upon expiration of their OEM warranty. According to Auto China, as of 2003, there were over 300,000 automotive service providers in China, of which approximately 220,000 were professional installer repair shops that are accredited to perform classified services. The remaining 80,000 did not have proper accreditation. We attract these repair shop customers with our full line of products, on time delivery, inventory management, and professional solutions;

•
Cosmetics shops : Cosmetics shops provide simple regular vehicle maintenance services on the exterior of vehicles. Cosmetics shops are also sales terminals with small purchasing quantities, but high margin contribution; and

•
4S and OEM authorized shops :   These professional installers are automobile dealers that provide related after-sale maintenance and repair services. 4S shops are considered sales terminals with uncertain purchasing quantity, but high margin contribution.  Many vehicle owners prefer these shops for major repairs and genuine parts.

There are also small, independently owned repair garages that sometimes use substitute and counterfeit parts. These types of shops are not our priority customers. We believe in the long run, most of these repair shops will eventually be eliminated from the market.

Major Suppliers

We select brand name global and local automotive parts manufacturers as our suppliers. We will purchase collectively and directly from manufacturers so as to eliminate the middle layers of distributors/wholesalers and gain large order discounts, enabling us to offer more competitive prices.

There were approximately 2,000 auto parts manufacturers in China at the end of 2005. Among those are about 500 joint ventures/wholly-owned foreign enterprises, including such enterprises as Bosch, Delphi, Visteon, Denso, Siemens, and Halla.  These manufacturers seek reliable and competent distributors to market their brand name products and protect their intellectual property from the attacks of counterfeiters. These are our priority suppliers because they can help us reinforce our brand name and enhance our product image.

The approximately 1,500 local parts producers are relatively small and still in their early growth stage with respect to the replacement market, though a significant number of them are able to produce good quality parts.  Some of these smaller producers have supplied the foreign replacement market for years. We plan on leveraging our distribution/retail network and buyer’s bargaining power to source private label products from these manufacturers to increase our profit margins.

As of September 30, 2010, we had 52 suppliers. Our largest supplier, YBM Group Co., Ltd., accounted for 27.97% of our total purchase dollars and our top five suppliers combined accounted for approximately 73.56%of our total purchases.  We have no long-term contractual purchase commitments with any of our suppliers and our supplier contracts usually have a term of one year. We believe that alternative supply sources exist, at similar cost, for most types of products sold. The following table sets forth the names of our major suppliers.

Brand	Products	Supplier Name
YBM	Filter	Shanghai YBM Filter Co. Ltd
Olande	Filter	Shanghai YBM Filter Co. Ltd
YBM	Belt	Jiangsu YBM Rubber Co. Ltd
Senlite	Belt	Jiangsu YBM Rubber Co. Ltd
MAHLE	Filter	Mahle Trade (Shanghai) Co. Ltd
PHILIPS	Light bulb	Philips (China) Co. Ltd
Narva	Light bulb	Philips (China) Co. Ltd
DENSO	Sparkplug	Beijing Zhongqi United Auto Parts Chain Co. Ltd
DENSO	Windshield wiper	Beijing Zhongqi United Auto Parts Chain Co. Ltd
ELF	Oil and Transmission Fluid	Elf Lubricant (Guangzhou) Co. Ltd
BOSCH	Windshield wiper	Bosch Trade (Shanghai) Co. Ltd
BOSCH	Sparkplug	Bosch Trade (Shanghai) Co. Ltd
BOSCH	Filter	Bosch Trade (Shanghai) Co. Ltd
BOSCH	Brake pads	Bosch Trade (Shanghai) Co. Ltd
OP	Belt	OP (China) Co. Ltd
7CF	Maintenance items	Shenzhen Rainbow Fine Chemicals Co. Ltd
Osram	Light bulb	Osram (China) Lighting Co. Ltd

Competitive Strengths

Under the current circumstances, we believe the following strengths allow us to compete effectively in the automotive aftermarket in China:

Fast decision-making and execution

Unlike some other chain retailers in the industry, which developed their network through acquiring the majority shares of independently-owned stores and thus have uncoordinated interests, we have only one direct parent and one indirect parent at the top of our capital structure and all of our stores are wholly owned, enabling us to make and execute decisions quickly. Moreover, our flat and lean organizational structure allows us to have efficient execution.

Extensive industry experiences and resources

Key members of our senior management team have, on average, six (6) years of experience in the China automotive aftermarket industry. We have developed deep relationships and connections with local industry players and accumulated extensive local knowledge that will serve as critical building blocks for our success. As a result, we have a clear understanding of the local customers’ preferences and needs, and are able to cater our products to those local characteristics. Our supporting management and workforce are well trained and motivated.

Broad selection of brands represented

In less than one year, we entered into dealership contracts with eight brands: Philips, Bosch, Denso, Mahle, Osram, 7CF, Lihua, and Elf. We have confidence that with the strengths we possess in our brand name, store location, marketing assistance, product mix, inventory/logistics, and management, we will be able to attract more brands to our store. We believe that under existing market conditions, with dozens of car makes and models, our ability to carry a great variety of name brand products is a key component to acquiring customers and a crucial element to chain store success.

Products and Services

Products

We offer a broad selection of national brand name and private label automotive aftermarket products for domestic and imported vehicles. Our products include automotive replacement parts, maintenance items, and accessories. We mainly serve the professional installers and second tier wholesalers.

Our merchandise generally consists of nationally recognized and well-advertised brand names with big market influence products, such as Philips, Bosch, Denso, Mahle, Osram, 7CF, and Elf. In addition to our brand name products, our stores carry a variety of high-quality private label products. Because most of our private label products are produced by carefully selected manufacturers and meet or exceed original equipment manufacturer specifications, we believe that our private label products are generally of equal quality with comparable brand name products carried in our stores, but at equal or lower prices. These factors play key roles in influencing our customers’ purchasing behaviors. Currently, our private label products include, but are not limited to, brake pads, filters, transmission belts, and refrigerants.

Our products are grouped into two categories:

•	Dealer products - Products sold under dealership agreement in defined regions; and

•	OEM products - Private label proprietary name products.

The items below are examples of the typical products we keep in our stores:

— Batteries	— Filters
— Brake pads	— Windshield wipers
— Spark plugs	— Refrigerants
— Horns	— Bulbs
— Oil & transmission fluids	— Maintenance items

The following table sets forth our top 10 best selling products in 2010:

	Model	Product	Units sold
1	f8dcor	Bosch Sparkplug	226341
2	12499	Philips Light bulb	174442
3	w7dc	Bosch Sparkplug	161099
4	12498	Philips Light bulb	112537
5	ac247	7CF Cleaning agent	93660
6	12754	Philips Light bulb	76049
7	510038	YBM Filter	17930
8	512005	YBM Filter	15163
9	oc488	MahleFilter	12762
10	514002	YBM Filter	10044

The following table sets forth the percentage sales by product types in 2010:

Products	Percent of sales
Brake systems	4%
Filters	10%
Transmission belts	2%
Oil & transmission fluids	26%
Spark plugs	12%
Lighting	30%
Windshield wipers	4%
Storage battery cells	5%
Maintenance items	7%
Total	100%

Product pricing is generally established to compete with the pricing policies of competitors in the same market area. We seek to optimize profitability while maintaining competitiveness. Most products that we sell are priced based on a combination of internal gross margin targets of 18% and the prices of our competitors. Additional savings are available to our customers through volume discounts and special promotional pricing. Consistent with our low price guarantee, each of our stores will match any verifiable price on any in-stock product of the same or comparable quality offered by our competitors.

Services

We are constantly working to understand our customers’ needs and wants in order to better serve them and build long-lasting, loyal relationships .

Warranty

We only distribute products to wholesalers/repair shops which provide services related thereto. Our parts suppliers are responsible for all warranties related to the parts.  Repair shops are responsible for their after sales services.

Customer Service

We seek to attract new professional installer customers and to retain existing customers by offering superior customer service, the key elements of which include:

•	Superior in-store point of sale service from highly-motivated, professional, and technically proficient store personnel;

•	Extensive selection and availability of products;

•	Attractive stores in convenient locations; and

•	Competitive pricing that is supported by a “good, better, best” product assortment designed to meet all of our customers’ quality and value preferences.

We believe that the satisfaction of professional installer customers is substantially dependent upon our ability to provide, in a timely fashion, the specific automotive products requested. We continuously refine the inventory levels and product mix carried in our stores based, in large part, on the sales movement tracked by (i) our IC system, (ii) market vehicle registration data and (iii) management’s assessment of the changes and trends in the marketplace.

Distribution and Logistics

We employ a policy of centralized procurement and de-centralized sales. By implementing this policy, we seek to assure product availability while lowering our inventory carrying costs and controlling our inventory. We use the Ufida ERP system (version U8.72) to manage our inventory and warehousing. By centralizing the procurement function, we gain strong bargaining power from our suppliers. Further, centralized procurement equips us with better credit terms and better services.

We currently operate three distribution centers (Hangzhou, Nanjing, Shijiazhuang) covering an aggregate of approximately 59,200 square feet. Our distribution centers are equipped with forklifts and hydraulic power trailers, which expedite the loading and unloading of our inventory. The distribution centers utilize technology to electronically receive orders from computers located in each of our stores. Each of our stores is connected through secured data transmission technology to our distribution centers and corporate headquarters.

We have a three-tier warehousing and distribution system to optimize inventory and logistics management. Under this system, we have (i) master distribution centers, (ii) regional distribution centers, and (iii) store inventories.

The first tier, the master distribution center, is able to supply dealer products, distribution products, and OEM products. It accepts orders directly from stores and delivers the merchandise. The master distribution centers have two important functions: (i) retail sales to professional installers by stocking a complete line of parts for different vehicle models/makes to assure product availability and (ii) wholesales of dealer products by assuring prompt action to competition and market demand.

The second tier is the regional distribution center, such as our Nanjing regional distribution center and Hangzhou regional distribution center, which is further categorized into two subcategories: (i) the circulation distribution center and (ii) the supply distribution center. The circulation distribution center manages all dealer products while the supply distribution center is setup for transitional inventory.

The third tier is the store inventories, which assure the store’s daily operation and is only responsible for the store’s everyday sales. The store inventories are determined based on sales numbers. Currently, the number of inventory is determined by the average inventory level to sales ratio.  The average inventory level is determined by the (i) sum of the (A) storage during the early part of a month and (B) storage at the end of the month, divided by 2.

Most of our merchandise flows from our distribution centers to our stores by third-party transportation companies. Currently, the distribution centers typically carry an inventory of 40%-50% of our average monthly sales. We believe that with our growing scale, we will be able to have more orders shipped directly from suppliers to our distribution centers to reduce the warehousing and transportation costs. Each of our stores and distribution centers have at least one van or truck for merchandise delivery to satisfy customer needs.

Sales and Marketing

Our sales team’s salary is performance based. We have formulated specific performance evaluation standards for each sales position.

Sales to the Professional Installer

We have 139 full-time sales managers and sales representatives strategically located across our primary market areas   of Shanghai, Nanjing, Hangzhou, Shijiazhuang, Beijing, and Tianjin. Each sales representative is dedicated solely to selling to, keeping communication with, and supporting the professional installers. Marketing materials, such as brochures, flyers, catalogs, and complementary items are distributed on a continuous basis to professional installer customers. We attract customers mainly through competitive pricing, our full line of products, timely delivery, and good customer service. We also seek to develop mutually beneficial strategic relationships with repair shops, cosmetic shops, and 4S shops. One of our strategic alliances is with Automobile Repair Chain, which has 40 shops and has entered into joint collaborations with us on selected products.

Sales to Second Tier Wholesalers

Currently, approximately 235 second tier wholesalers purchase automotive replacement products from us. Our subsidiaries’   managers are responsible for developing and managing wholesale customers in their region. These customers are typically parts wholesalers and maintenance item wholesalers in provincial capitals, as well as parts wholesalers in smaller cities. We develop relationships with wholesaler customers by providing them volume discounts, promotional assistance, marketing and sales support.

Marketing of Vomart Brand

We will launch marketing campaigns to promote the Vomart brand name to suppliers, customers, and the general public. In the first phase of our marketing strategy, we will support our marketing through print advertising, in-store promotional displays, promotional gifts, and other direct communications with the marketplace. The print advertising will consist of color circulars, flyers, brochures, and newspaper advertisements. In the second phase, we will advertise in selected industry journals, Internet websites, and trade shows to reinforce our image and name recognition. We will then analyze and measure the results of each marketing campaign and identify different customer segments and corresponding needs to enhance our future marketing success rate in attracting new customers.

Competition

The sale of automotive parts, accessories, and maintenance items is highly competitive in the China market. We operate mainly in the commercial sale (professional installers) markets of the automotive replacement industry. Our primary competitors are (i) regional retail chains of automotive parts stores, (ii) wholesale stores and stores that purchase large quantities of goods, but resell merchandise to merchants rather than to the end user customers (“jobbers”) and (iii) independent retailers. We believe that chains of automotive parts stores like us that have multiple locations in one or more markets have competitive advantages in the assortment of products, customer service, inventory selection, marketing, purchasing, and distribution as compared to independent retailers and “jobbers” that are not part of a chain. We are able to compete primarily through product selection and availability, quality and price, store location and store layout, name recognition, and customer service.

For chain operators, we identified the following domestic competitors: Youpei Auto Parts, Putong Auto Service, Longfeng Auto Parts, and Andesen Auto Parts. We also identified several foreign competitors such as Lanba Auto Supermarket. We believe that compared with our foreign peers, we have a deeper understanding of the local market and flexibility/efficiency in our decision making.

Properties

As of September 30, 2010 and June 30, 2010, the detail of property, plant and equipment was as follows:

	As of September 30, 2010	As of June 30, 2010
Office equipment	$107,456	$129,981
Furniture and fixture	79,710	44,414
Automobiles	280,068	217,148
Sub-total	467,234	391,543

Less: accumulated depreciation	(96,620)	(81,263)

Property, plant and equipment, net	$370,614	$310,280

Intellectual Property

We regard our trademarks, trade secrets, patents, and similar intellectual property as critical factors to our success. We rely on patent, trademark, and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers, and others to protect our proprietary rights.

We currently use the trademark “VOMART” which is owned by YBM Group China Co., Ltd. (“YBM”), an affiliated company.  We are exclusively licensed to use the “VOMART” trademark without consideration pursuant to the Letter of Undertaking issued by YBM, dated July 30, 2010.  On September 1, 2010, YBM filed an application with the Trademark Office of the State Administration for Industry & Commerce of the PRC (“Trademark Office”) to transfer the trademark “VOMART” to us. Such transfer application has been accepted and is currently under review by the Trademark Office.  For details about our relationship with YBM, please refer to the Related Party Transactions section.

We have also submitted the application for trademark “WOT” and which is under review by the Trademark Office.

Set forth below is a detailed description of the trademarks we currently use:

Trademark	Registration /Application No.	Class	Effective Date	Expiration Date	Owner/Applicant
	6454234	12	March 14, 2010	March 13, 2020	YBM Group China Co., Ltd.
	8248870	9	Registration Application Accepted on May 20, 2010		Hongkong Charter International Group Limited

Currently we do not own any patent or copyright since we concentrate on distribution of automotive replacement parts and accessories rather than manufacture of those.  The use of the patents or copyrights involved in our distribution business shall be in accordance with particular agreements with the owners of intellectual property rights in question, and relative laws and regulations.

Employees

As of September 30, 2010, we employed approximately 290 full-time employees who work at the store level, in distribution centers, and in support functions at our corporate office.

We believe that capable management and well-trained employees are the most important success factors for our business. Each of our stores typically employs between five and six persons, including a store manager. A majority of our employees have prior automotive industry experience. In addition to on-the-job training, we provide formal training programs by providing rotations, weekly training sessions on products and technology, standardized training manuals, and specialized programs.

Store managers and sales representatives are incentivized through performance-based bonuses. In addition, our growth has provided opportunities for the promotion of qualified employees. We believe that these opportunities are important to attract, motivate, and retain high quality people. We have never experienced any material labor disruption. We believe we are efficient in retaining talented employees and team building.

Government Regulations

Below is a list of PRC governmental agencies which may have a jurisdiction over our business:

Agency	Functions

Stated Administration of Industry and Commerce (“SAIC”)
Maintaining market order and protecting the legitimate rights and interests of businesses and consumers by carrying out regulations in the fields of enterprise registration, competition, consumer protection, trademark protection and combating economic illegalities.

Ministry of Science and Technology (“MST”)	Lay out science and technology development plans and policies; draft relevant regulations and rules and guarantee implementation of regulations and rules

State Administration of Taxation (“SAT”)	Draft tax regulations and implementation rules and propose tax policies.

State Administration of Foreign Exchange (“SAFE”)	Make regulations and policies governing foreign exchange market activities and manage state foreign exchange reserves.

The PRC government imposes extensive regulations over the automotive industries.  The following provides a brief description of the PRC laws or government regulations that materially influence our business and their expected impact on our business:

PRC Product Quality Law

On February 22, 1993, the Standing Committee of the National People's Congress passed Product Quality Law of the People's Republic of China, which was amended on July 8, 2000.  This Law is enacted with a view to strengthen the supervision and control over product quality, to define the liability for product quality, to protect the legitimate rights and interests of users and consumers. Manufacturers and distributors of products are subject to this Law.

We sell automotive replacement parts and accessories as a distributor instead of manufacturing products by ourselves. We offer a broad selection of national brand name and private label automotive aftermarket products for domestic and imported vehicles. No matter which kind of products we sell, as a seller, we are responsible for the quality of the products we distribute by all prudent manners and are responsible for repair, replacement or return and compensation for the damages done to end-users or consumers in accordance with PRC Product Quality Law.

It is harmful, as well as prohibited for us, to sell any products that are unqualified, counterfeit or expired.  If unqualified products were sold to customers, the seller might face damage claims from customer.  If relevant authority found that we did not comply with PRC Product Quality Law, we would be ordered to stop selling unqualified products and pay a fine. The gain as a result of our sale of unqualified products may be confiscated. Our business license may be revoked. If this kind of violation were very serious, it would be deemed a crime.

PRC Standardization Law

On December 29, 1988, the Standing Committee of the National People's Congress passed Standardization Law of the People's Republic of China  This Law stipulates the formulation and implementation of standards on industrial products with the purpose of promoting technical progress, proving product quality and increasing social and economic interest. Manufacturers of different automotive replacement parts and accessories are subject to PRC Standardization Law.

When we purchase brand name as well as private label automotive replacement parts for distribution, we must ensure those products are in compliance with the relevant production standards under this law. If relevant authority found that the products we distribute do not conform to the applicable standards, we may be ordered to discontinue our sale of such products. The gains as a result of our sale of such products may be confiscated. We may also be fined by the relevant authorities.

PRC Trademark Law

On August 23, 1982, the Standing Committee of the National People's Congress passed Trademark Law of the People's Republic of China, which was amended on February 22, 1993 and on October 27, 2001.  This Law is enacted for the purposes of improving the administration of trademarks, protecting the exclusive right to use a trademark, and encouraging producers to guarantee the quality of their goods and maintain the reputation of their trademarks, with a view to protecting consumers' interests.

As an auto parts distributor, our business involves the registration, assignment and protection of the trademark. The trademark "VOMART" we are authorized to exclusively and freely use is owned by YBM Group China Co., Ltd. and is in the process of being transferred to us. We have also submitted the application for trademark "WOT" which is under review by the Trademark Office.

We are in compliance with this Trademark Law.  If we commit any acts prohibited by the law, we may be ordered to make rectification within a certain time frame, subject to a fine and the registered trademark in question may be revoked by the Trademark Office of the PRC.

Regulation on the Administration of Commercial Franchises

On January 31, 2007, the State Council of PRC passed Regulation on the Administration of Commercial Franchises.  This regulation is formulated for the purpose of regulating commercial franchises, promoting the healthy and orderly development of the commercial franchise industry and maintaining the market order.

Since we operate business by establishing franchise chains, we are required by this Regulation to file our commercial franchises contract with governmental authority, ensure the product and service quality, disclose information to licensees and so on.

We are in compliance with this Regulation.  If we violate the provisions of this regulation, we may be subject to a fine.  If any of our earnings are deemed illegal, they may be confiscated by the relevant authorities.

PRC Law on Import and Export Commodity Inspection

On February 21, 1989 the Standing Committee of the National People's Congress passed the Law of the People's Republic of China on Import and Export Commodity Inspection, which was amended on April 28, 2002.  This Law is enacted with a view to strengthen the inspection and ensure the quality of import and export goods, and to protect the legitimate rights and interests of the parties involved in foreign trade. This law has a material influence on us since we are engaged in the business of imports and exports of auto parts, motorcycle accessories, machinery parts, instrument, meter, hardware and electrical products. We are in compliance with this law.  Any failure to comply with the law will subject us to a fine.  The goods in question may be confiscated and we may be subject to criminal investigations if the violation constitutes a crime.

Research and Development

We did not incur any research and development expenses as of September 30, 2010, June 30, 2010 and 2009, and do not anticipate incurring such expenses in the future.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

WE FACE RISKS RELATED TO GENERAL DOMESTIC AND GLOBAL ECONOMIC CONDITIONS AND TO THE RECENT CREDIT CRISIS.

We currently generate sufficient operating cash flows, which combined with access to the credit markets, provide us with significant discretionary funding capacity.

However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the economies in which we operate that has affected demand for our products and services, and may affect our ability to manage normal relationships with our customers, suppliers, and creditors. If the current situation deteriorates significantly, our business could be materially negatively affected, including such areas as reduced demand for our products and services from a slow-down in the general economy, or supplier or customer disruptions resulting from tighter credit markets. In addition, terrorist activities may cause unpredictable or unfavorable economic conditions and could have a material adverse effect on the Company’s operating results and financial condition.

WE PLAN TO RAPIDLY GROW OUR BUSINESS AND MAY NOT BE ABLE TO MANAGE OUR GROWTH IF WE EXPAND TOO QUICKLY, WHICH COULD HURT OUR RELATIONSHIPS WITH OUR CURRENT AND FUTURE CUSTOMERS AND ULTIMATELY OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We plan to open approximately 40 new stores in 2010 and 250 new stores by 2014 in order to, among other things, achieve market penetration in more geographic locations.  Our period of rapid growth will place a significant strain on our senior management team, especially at our headquarters, and our financial and other resources.  Our rapid growth may require us to incur additional expenses before experiencing an increase in revenue, which increase pressure on our management to ramp up sales as quickly as possible. Any expansion may expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the expansion of a business. Our ability to manage rapid growth effectively will require us to continue to improve our operations, improve our financial and management information systems (e.g., account receivables, cash management, asset allocation, etc.) and to train, motivate and manage our employees.  Our current personnel, systems, procedures and controls will likely not adequately support future operations. In that event, we will need to expand our finance, administrative, and operations staff.  Difficulties in effectively managing issues presented by such a rapid expansion may result in a reduction in the quality of our services and our customer support may deteriorate. This could prompt our current customers to discontinue their relationships with us and hurt our business results.

AS WE OPEN NEW STORES AND GROW IN SCALE, WE WILL NEED TO STOCK MORE INVENTORY TO PROVIDE PRODUCT AVAILABILITY WHILE AT THE SAME TIME ACHIEVING COST REDUCTION AND EFFICIENCY TO BE COMPETITIVE.  IF WE ARE UNABLE TO OVERCOME THE CHALLENGES, OUR BUSINESS WILL SUFFER.

The number of new stores that we plan to open will require us to significantly increase our inventory. We will have to adjust our systems in order to meet the challenges presented by the expansion impact on procurement, inventory and logistics.  We may not be able to do so to be profitable within our timeline or at all.  We may not be able to acquire the additional inventory needed to implement our business plan.  If we are unable to acquire auto parts or there is a significant delay in providing the parts, our customers may look to our competitors to provide such parts, which will decrease our market share and damage our reputation for our prompt service.

OUR GROWTH STRATEGY DEPENDS ON OUR ABILITY TO OPEN NEW STORES AND OPERATE THEM PROFITABLY.

A key element of our growth strategy is to open additional stores in locations that we believe will provide attractive returns. Our ability to open new stores on a timely and cost-effective basis is dependent on a number of factors, many of which are beyond our control, including our ability to: find quality locations; reach acceptable agreements regarding the lease or purchase of locations; comply with applicable zoning, land use and environmental regulations; raise or have available an adequate amount of money for construction and opening costs; timely hire, train and retain the skilled management and other employees necessary to meet staffing needs; and -efficiently manage the amount of time and money used to build and open each new store. If we succeed in opening new stores on a timely and cost-effective basis, we may nonetheless be unable to attract enough customers to new stores because potential customers may be unfamiliar with our stores or atmosphere. We cannot provide any assurance that our new stores will meet or exceed the performance of our existing stores or meet or exceed our performance targets. New stores may even operate at a loss, which could have a significant adverse effect on our overall operating results. Opening a new store in an existing market could reduce the revenue at our existing stores in that market. In addition, historically, new stores experience a drop in revenues after their first year of operation. Typically, this drop has been temporary and has been followed by increases in comparable store revenue in line with the rest of our comparable store base, but there can be no assurance that this will be the case in the future or that a new store will succeed in the long term.

WE RELY ON INFORMATION TECHNOLOGY IN CRITICAL AREAS OF OUR AUTO PARTS BUSINESS OPERATIONS, AND A DISRUPTION RELATING TO SUCH TECHNOLOGY COULD HARM OUR BUSINESS.

We use information technology systems for the management of our inventories, processing costs and customer sales. If the providers of these systems terminate their relationships with us, or if we decide to switch providers or to implement our own systems, we may suffer disruptions, which could have a material adverse effect on our results of operations and financial condition. In addition, we may underestimate the costs and expenses of switching providers or developing and implementing our own systems.

OUR PLANS TO EXPAND OUR PRODUCT LINES AND TO IMPROVE AND UPGRADE OUR INTERNAL CONTROL AND MANAGEMENT SYSTEM WILL REQUIRE CAPITAL EXPENDITURES IN 2011.

Our plans to expand our product lines and to improve and upgrade our internal control and management system will require capital expenditures in 2011. We may also need further funding for working capital, investments, potential acquisitions and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

OUR PLANNED EXPANSION COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition, and operating performances.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES. OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS, RESULTING IN THE FAILURE TO GENERATE REVENUES AT LEVELS THAT WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGY WILL BE SUCCESSFUL, WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow through increasing our product lines. However, there are many obstacles to successfully expanding our product lines. Therefore, we cannot assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may have to modify our growth strategy accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders.  We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE WILL NEED TO ENGAGE ADDITIONAL QUALIFIED EMPLOYEES, WHO MAY BE IN SHORT SUPPLY OR IN HIGH DEMAND.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and operations will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the automotive industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY QUN HU, OUR CHAIRMAN OF THE BOARD, ZHOUFENG SHEN, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER AND XIAOMEI WANG, OUR CHIEF FINANCIAL OFFICER, COULD HARM OUR BUSINESS.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train, and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Zhoufeng Shen, our President, Chief Executive Officer, Qun Hu, our Chairman of the Board, and Xiaomei Wang, our Chief Financial Officer. The loss of any key employees, including members of our senior management team and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

Our limited operating history in the automotive industry may not provide a meaningful basis for evaluating our business. Vomart entered into its current line of business in 2008. Although our revenues have grown since our inception, we cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated income growth;

•	implement our product sales and acquisition strategies and subsequently adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the auto parts industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments, and other significant competitive and market dynamics.

WE ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

As described in the products section, for every product we sell, we encounter strong competitors. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations, and financial condition.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

OUR MANAGEMENT HAS NO EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the United States Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS.  AS A RESULT, CURRENT AND POTENTIAL INVESTORS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH COULD HARM OUR BUSINESS AND HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to annually furnish a report by our management on our internal control over financial reporting. Such report must contain, among other matters, an assessment by our principal executive officer and our principal financial officer on the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective as of the end of our fiscal year. This assessment must include disclosure of any material weakness in our internal control over financial reporting identified by management.  Performing the system and process documentation and evaluation needed to comply with Section 404 is both costly and challenging. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002 for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, which may cause investors to lose confidence in our reported financial information and have a material adverse effect on the price of our common stock.

THE TRANSACTION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A DOMESTIC SHELL COMPANY, SO THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, we prepared our financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

WE RELY ON YBM TO A LARGE EXTENT AS A MAJOR SUPPLIER, A GUARANTOR OF OUR BANK LOAN AND A PROVIDER OF CREDIT FACILITY.  IF YBM REDUCES THE AMOUNT OF BUSINESS IT DOES WITH US IN THE FUTURE, OUR REVENUES MAY BE AFFECTED.

YBM is one of our major suppliers.  For the three months ended September 30, 2010, and in fiscal years 2010 and 2009, our purchase from YBM amounted to $1,220,457, $540,031, $117,529 or approximately 27.97%, 5.5% and 4.2% respectively of our total purchase. Pursuant to the Exclusive Distribution Agreement we entered into with YBM on July 1, 2010, Vomart is the exclusive first tier distributor of certain of YBM’s products in China.  YBM provided for no consideration a guarantee for a short-term loan in the amount of $2.24 million (RMB 15,000,000) that we borrowed from China CITIC Bank. YBM also provided a three-year line of credit amounting to $7.46 million (RMB 50 million) to us on May 10, 2008.  This line of credit is unsecured, non-interest bearing and due upon demand.  As of September 30, 2010, the balance of borrowings from YBM was $3.31 million.  The unused line of credit as of September 30, 2010 was $4.15 million.  There can be no assurance that YBM will be willing or able to continue to maintain the same volume of business with us, or that it will not seek to modify or terminate the Exclusive Distribution Agreement, or it will continue to provide us with credit facilities or guarantees on similar highly favorable terms in the future.  If YBM reduces the amount of business it does with us in the future or curtails or ends its lending to us or the guarantee it has provided, our revenues may be materially adversely affected.  Please see Related Party Transactions section below for a more detailed description of our relationship with YBM.  To mitigate the adverse impact, we are attempting to broaden our relationships with other suppliers and sources of liquidity.

RISKS RELATING TO OUR INDUSTRY

CHALLENGES BY ORIGINAL EQUIPMENT MANUFACTURERS (“OEMS”) TO THE VALIDITY OF THE AFTERMARKET AUTO PARTS INDUSTRY AND CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT COULD ADVERSELY AFFECT OUR BUSINESS AND THE VIABILITY OF THE AFTERMARKET AUTO PARTS INDUSTRY.

Original equipment manufacturers have attempted to use claims of intellectual property infringement against manufacturers and distributors of aftermarket products to restrict or eliminate the sale of aftermarket products that are the subject of the claims. We may in the future receive communications alleging that certain products we sell infringe the patents, copyrights, trademarks and trade names or other intellectual property rights of OEMs or other third parties. To the extent that the OEMs are successful with intellectual property infringement claims, we could be restricted or prohibited from selling certain aftermarket products, which could have an adverse effect on our business. Infringement claims could also result in increased costs of doing business arising from increased legal expenses, adverse judgments or settlements or changes to our business practices required to settle such claims or satisfy any judgments. Litigation could result in interpretations of the law that require us to change our business practices or otherwise increase our costs and harm our business. We do not maintain insurance coverage to cover the types of claims that could be asserted. If a successful claim were brought against us, it could expose us to significant liability.

IF WE CANNOT PROFITABLY INCREASE OUR MARKET SHARE IN THE COMMERCIAL AUTO PARTS BUSINESS, OUR SALES GROWTH MAY BE LIMITED.

Although we are one of the largest sellers of auto parts in the commercial market based on the number of stores we own and the geographic areas where we have presence, to increase commercial sales we must compete against independently owned parts stores, repair shops and auto dealers. Although we believe we compete effectively on the basis of customer service, merchandise quality, selection and availability, price and distribution locations, and the strength of our brand name, some automotive aftermarket jobbers have been in business for substantially longer periods of time than we have, have developed long-term customer relationships and have large available inventories. If we are unable to profitably develop new commercial customers, our sales growth may be limited.

WE FACE INTENSE COMPETITION AND OPERATE IN AN INDUSTRY WITH LIMITED BARRIERS TO ENTRY, AND SOME OF OUR COMPETITORS MAY HAVE GREATER RESOURCES THAN US.

The auto parts industry is competitive and highly fragmented, with products distributed through multi-tiered and overlapping channels. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. In addition, some of our competitors have used and may continue to use aggressive pricing tactics and devote substantially more financial resources to marketing than we do. Increased competition from any supplier capable of maintaining high sales volumes and acquiring products at lower prices than us could significantly reduce our market share and adversely impact our financial results.

THE INABILITY FOR US, OUR CUSTOMERS AND/OR OUR SUPPLIERS TO OBTAIN AND MAINTAIN SUFFICIENT DEBT FINANCING, INCLUDING WORKING CAPITAL LINES, AND CREDIT INSURANCE MAY ADVERSELY AFFECT OUR, OUR CUSTOMERS’ AND OUR SUPPLIERS’ LIQUIDITY AND FINANCIAL CONDITION.

Our working capital requirements can vary significantly, depending in part on the level, variability and timing of our customers’ worldwide vehicle production and the payment terms with our customers and suppliers. Our liquidity could also be adversely impacted if our suppliers were to suspend normal trade credit terms and require payment in advance or payment on delivery. If our available cash flows from operations are not sufficient to fund our ongoing cash needs, we would be required to look to our cash balances and availability for borrowings under our credit facilities to satisfy those needs, as well as potential sources of additional capital, which may not be available on satisfactory terms and in adequate amounts, if at all. Capital markets conditions have made it difficult for companies to raise and maintain the liquidity necessary to operate. While we believe that we have sufficient liquidity to operate, there can be no assurance that we, our customers and our suppliers will continue to have such ability. This may increase the risk that we cannot produce our products or will have to pay higher prices for our inputs. These higher prices may not be recovered in our selling prices. If we were to experience liquidity issues, our suppliers may not be able to obtain credit insurance. Our failure to receive such terms from our suppliers could have a material adverse effect on our liquidity.

RISKS RELATING TO THE PEOPLE ’ S REPUBLIC OF CHINA

WE DERIVE ALL OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future.  Our success is influenced by a number of economic factors that affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

WE MAY NOT BE ABLE TO SUCCESSFULLY EXECUTE OUR STRATEGY OF EXPANDING INTO NEW GEOGRAPHICAL MARKETS IN CHINA, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

We plan to continue to expand our business into new geographical areas in China. Since China is a large and diverse market, consumer trends and demands may vary significantly by region and our experience in the markets in which we currently operate may not be applicable in other parts of China. As a result, we may not be able to leverage our experience to expand into other parts of China. When we enter new markets, we may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. Therefore, we may not be able to grow our sales in the new cities we enter due intense competitive pressures and or the substantial costs involved.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

OUR FAILURE TO COMPLY WITH INCREASINGLY STRINGENT ENVIRONMENTAL REGULATIONS AND RELATED LITIGATION COULD RESULT IN SIGNIFICANT PENALTIES, DAMAGES AND ADVERSE PUBLICITY FOR OUR BUSINESS.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth.  In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIE’s, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIE’s are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIE’s) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Reminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB 6.8 to $1.00 as of September 30, 2010. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

  SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN THE PRC .
Substantially all of our business, assets and operations are located in the PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

DUE TO VARIOUS RESTRICTIONS UNDER PRC LAWS ON THE DISTRIBUTION OF DIVIDENDS BY OUR PRC OPERATING COMPANIES, WE MAY NOT BE ABLE TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

SINCE OUR ASSETS ARE LOCATED IN THE PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION ARE SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

OUR BUSINESS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY A SEVERE AND PROLONGED GLOBAL ECONOMIC DOWNTURN AND THE CORRESPONDING SLOWDOWN OF THE CHINESE ECONOMY.

Recent global market and economic conditions have been unprecedented and challenging with recession in most major economies persisting in 2009 and significant market volatility in 2010. Continued concerns about the systemic impact of a potentially long-term and widespread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected business and consumer confidence and contributed to volatility of unprecedented levels. The Chinese economy also faces challenges. The stimulus plans and other measures implemented by the Chinese government may not work effectively or quickly enough to maintain economic growth in China or avert a severe economic downturn. Since we derive all of our revenues from our location-based solutions in China, any prolonged slowdown in the Chinese economy may have a negative impact on our business and results of operations. Our revenues depend on end-user spending, which in turn depend on the end-users’ level of disposable income, perceived future earnings and willingness to spend. As there are still substantial uncertainties in the current and future conditions in the global and Chinese economies, consumers may avoid purchasing new automobiles and reduce their spending on discretionary items. Moreover, to the extent we offer credit to any customer and such customer experiences financial difficulties due to the economic slowdown, we could have difficulty collecting payments from such customers. Further disruptions of the financial markets could also significantly restrict our ability to obtain financing in the capital markets or from financial institutions.

FUTURE INFLATION IN CHINA MAY INHIBIT OUR ABILITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

IF WE FAIL TO ACCURATELY PROJECT MARKET DEMAND FOR OUR PRODUCTS, OUR BUSINESS EXPANSION PLAN COULD BE JEOPARDIZED AND OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL SUFFER.

If actual customer orders are less than our projected market demand, we will likely suffer overcapacity problems and may have to leave capacity idle, which may reduce our overall profitability and hurt our financial condition and results of operations. We derive most of our sales revenue from sales of our products in China. The continued development of our business depends, in large part, on continued growth in the automotive industry, especially in China. Although China’s automotive industry has grown rapidly in the past, it may not continue to grow at the same growth rate in the future or at all. However, the developments in our industry are, to a large extent, outside of our control and any reduced demand for automotive parts products and services, any other downturn or other adverse changes in China’s automotive industry could severely harm our business.

UNDER THE ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS A “RESIDENT ENTERPRISE” OF CHINA. SUCH CLASSIFICATION WILL LIKELY RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC SHAREHOLDERS.

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the new EIT Law, and the PRC State Council issued the implementation regulations for the EIT Law on December 6, 2007, both of which became effective on January 1, 2008.  Under the new EIT Law, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises defined under the new EIT are generally subject to the uniform 25% enterprise income tax rate as to their worldwide income.  The term “resident enterprises” refers to enterprises that are set up in China in accordance with the law, or that are established outside of China with “de facto management bodies” within China. The implementing rules define the term “de facto management body” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” Meanwhile, non-resident enterprises are generally subject to 10% enterprise income tax as to the portion of their income generated from inside China.

Vomart, or our WFOE is a limited liability company incorporated in China and therefore shall be subject to 25% enterprise income tax rate. As for this public company and our direct subsidiary Hongkong Limited, no official explanation has come to our attention that we can presently see if these two companies will be treated as those companies established outside of China with “de facto management bodies” within China. Since substantially all of our operational management is currently based in the PRC, it is unclear whether PRC tax authorities would treat us as a PRC resident enterprise. If the PRC tax authorities subsequently determine that this public company or our existing or future subsidiary outside china should be classified as a resident enterprise, then the organization’s global income will be subject to PRC income tax of 25%. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

RISKS RELATED TO OUR SECURITIES

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES THAT MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

OUR CERTIFICATE OF INCORPORATION PROVIDES FOR THE INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR STOCKHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OUR OFFICERS AND/OR DIRECTORS.

Our certificate of incorporation and applicable state law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either   of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.  FURTHER, EVEN IF QUOTED, OUR COMMON STOCK IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

We have a trading symbol for our common stock, “TEDG,” which permits our shares to be quoted on the over-the-counter bulletin board (the “OTCBB”). However, our stock has been thinly traded since approval of our quotation on the OTCBB by FINRA. Consequently, there can be no assurances as to whether:

•	Any market for our shares will develop;

•	The prices at which our common stock will trade; or

•	The extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES, WHICH WILL MAKE OUR SECURITIES MORE DIFFICULT TO SELL.

We may be subject to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

OUR CONTROLLING SHAREHOLDERS MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

All of our officers and directors beneficially own 52% of our common stock pursuant to the terms of the Exchange Agreement.  In this case, all of our officers and directors will be able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by these shareholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in their best interest. For example, our controlling shareholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in Management’s Discussion and Analysis (“MD&A”), other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the consolidated financial statements of Hongkong Limited and its subsidiaries for the fiscal years ended June 30, 2010 and 2009 and for the three months ended September 30, 2010 and 2009 and should be read in conjunction with the consolidated financial statements and related notes, and the other financial information included in this Report.

Overview

The Company was incorporated under the laws of the State of Delaware on April 16, 2007, primarily engaged in the business of providing a financial literacy and money management educational program for teenagers on a fee for service offered basis.

On November 12, 2010, the Company entered into a share exchange agreement with Hongkong Charter International Group Limited, a company incorporated in the Hong Kong on August 21, 2009, which owns 100% of the issued and outstanding capital stock of Shanghai Vomart Auto Parts Co., Ltd.

Shanghai Vomart Auto Parts Co., Ltd. (“Vomart”) was incorporated in Shanghai, People’s Republic of China in January 2008, with registered capital in amount of RMB 1,000,000 (equivalent to US$144,697). Vomart established its wholly owned subsidiaries in Nanjing, Shijiazhuang, Ningbo, and Hangzhou in June 2008, August 2008, February 2009 and September 2009, respectively.  Currently, the Company owns thirty-seven (37) stores in nine (9) provinces and municipalities.  Vomart and its subsidiaries are engaged in distribution of automotive replacement parts in China.

Through Vomart and its subsidiaries, the Company is now engaged in the business of  distribution of automotive replacement parts in China.  The Company temporarily suspended to providing automotive maintenance services in August 2010.  The Company distributes a broad selection of international brand name and private label automotive replacement parts, such as, accessories and maintenance items for cars, minivans, vans, sport utility vehicles, light trucks, and heavy-duty trucks. The typical products include batteries, brake pads, filters, oils and transmission fluid. We are one of the largest distributors of automotive replacement parts and accessories in the PRC based on the number of stores we own and the geographic areas where we have presence.  We currently own thirty-seven stores in six provinces and three municipalities, namely Jiangsu, Zhejiang, Hebei, Anhui, Fujian, Shanxi, Shanghai, Beijing, and Tianjin. In comparison, other large auto parts distributors in China own fewer stores and/or their stores are located in fewer provinces or municipalities.  For example, Shandong Youpei Auto Parts owns twenty-four stores of which eighteen are located in Shangdong Province. Jiangsu Youpei Auto Parts owns seventeen stores of which sixteen are located in Jiangsu Province. Putong Auto Service owns fifteen stores in thirteen different provinces and municipalities.

Results of Operations for the Three Months Ended September 30, 2010

The following table presents our summary statements of operations for the three months ended September 30, 2010 and 2009. Our historical results presented below are not necessarily indicative of the results for any future periods.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three monthts ended September 30,
	2010	2009

Revenues
Automotive supplies revenue	$2,579,911	$800,358
Automotive maintenance service	182,382	229,530
Total revenues	2,762,293	1,029,888

Cost of revenues
Cost of supplies	2,221,670	739,194
Cost of maintenance service	10,943	14,816
Total cost of revenues	2,232,613	754,010

Gross profit	529,680	275,879

Selling, general and administrative expenses	423,556	255,422

Operating income	106,124	20,456

Other (income) expenses
Interest income	(452)	(17)
Interest expenses	52,607	0
Foreign currency exchange gain	(8,560)	0
Other expenses	3,961	2,057
Total other (income) expenses	47,556	2,040

Income before income taxes	58,568	18,416

Provision for income taxes	34,340	2,766

Net income	$24,228	$15,650

Other comprehensive income ( loss)
Foreign currency translation gain(loss)	11,447	113

Comprehensive income	$35,675	$15,763

Basic and diluted income per common share
Basic	$24.23	$15.65
Diluted	$24.23	$15.65

Weighted average common shares outstanding
Basic	1,000	1,000
Diluted	1,000	1,000

Revenues:

Revenues increased by approximately $1.7 million or 168% to $2.7 million, as compared to $1 million for the three months ended September 30, 2009. Our sales growth was driven by expansion of stores. Since September 30, 2009, we had 22 new stores opened, leading to the increase in net sales from automotive supplies and maintenance service. Revenue from automotive supplies increased by $1.8 million or 222% to $2.6 million for the three months ended September 30, 2010 from $0.8 million for the same period of 2009, while revenue from maintenance service decreased from $0.23 million (representing 21% of total revenue) to $0.18 million (representing 7% of total revenues) for the three months ended September 30, 2010 from the same period of 2009. Such decrease in maintenance service revenue was because the Company strategically temporarily suspended the maintenance business in August 2010.

Cost of Sales and Gross Profit:

During the three months ended September 30, 2010, we had cost of sales of $2.2 million, as compared to $0.75 million for the same period of 2009, an increase of $1.48 million or 196% reflecting the increase in net sales.

We achieved gross profits of $0.53 million for the three months ended September 30, 2010, compared to $0.28 million for the same period of 2009, representing a 92% period to period increase. Our overall gross profit margin as a percentage of revenue decreased by 7.60% from 26.78% for the three months ended September 30, 2009  to 19.18% for the same period of 2010.  This decrease is mainly attributable to the costs associated with opening new stores and incurring increased operating costs during the three months ended September 30, 2010.  Based on our experience, as a new store increases its customer base, fixed costs are typically spread out over an increasing revenue base and that store’s gross profit margin contribution tends to improve.  It usually takes an average of 2 or 3 years of operation for a store to achieve the average mature operation, depending on the location.  We foresee our gross profit from new stores will continue to grow as new stores continue to mature.

Operating Expenses:

Our operating expenses, consisting of selling, general and administrative expenses, increased by approximately 66%, to $0.42 million for the three months ended September 30, 2010 from $0.25 million for the same period of the previous period. This 66% increase is mainly attributable to our fast expansions of 22 new stores in 7 provinces and municipalities, which resulted in significant increase in pre-opening expenses, payroll and traveling expenses, store and office leasing expenses, depreciation expenses, transportation expenses and other expenses relating to our growth in sales.  The overall increase in our operating expenses was in proportion to our increase in sales.

Income Tax (Benefit) Provision:

For the three months ended September 30, 2010, we had a tax provision of $34,340 as compared to a tax provision of $2,766 for the same period of 2009.  This is an increase of $31,574 from period to period.  The increase in the income tax provision was because we had generated more taxable income for the three months ended September 30, 2010 than the previous period and we under estimated prior period tax.

Net Income

Net income for the three months ended September 30, 2010 increased to $24,228 as compared to $15,650 for the three months ended September 30, 2009.

Liquidity and Capital Resources

Capital Resources and Needs

Generally, since inception of our business in January 2008, we have financed our business with cash flows from operations, borrowings from related and unrelated parties, and shareholders’ capital contributions.  Our principal liquidity requirements are for working capital and capital expenditures related to existing and new stores, and offices and distribution centers.  We generate cash primarily through the sale of automotive services, tires, parts and accessories.  Primary uses of cash are for spending in inventory purchase to match our store expansion and increased sales.

	For the three months ended September 30,
	2010	2009
Cash provided by (used in):
Operating Activities	$(535,994)	(481,510)
Investing Activities	$1,255,416	(159,523)
Financing Activities	$(2,634,648)	698,189

Our anticipated capital needs from 2011 to 2013 are as follows: we expect to incur (i) approximately RMB 10 million, 40 million and 40 million of costs in connection with the opening of 10, 40 and 40 new stores in 2011, 2012 and 2013 respectively; (ii) approximately RMB 1.5 million, 6 million and 6 million in connection with the hiring of additional personnel in 2011, 2012 and 2013 respectively; (iii) approximately RMB 450,000, 1.8 million and 1.8 million in rental cost in 2011, 2012 and 2013 respectively; and (iv) 1% of our annual sales income in the marketing and promotion of “Vomart” brand awareness.

Operating Activities

Cash used in operating activities totaled $0.54 million for the three months ended September 30, 2010 as compared to $0.48 million for the comparable earlier period. The increase in our cash used in operations was primarily due to the increased spending on inventory purchases to match our store expansion and increased sales.

Investing

Cash provided by investing activities totaled $1.26 million for the three months ended September 30, 2010 as compared to $0.16 million cash used for the same period of 2009.  Cash provided for the three months ended September 30, 2010 was loan returned from non-related third parties.

Financing

Cash used by financing activities totaled $2.63 million for the three months ended September 30, 2010 as compared to $0.70 million cash provided for the same period in 2009.  The change was mainly due to repayments of related party loan in the current period.

Vomart entered into a Working Capital Loan Agreement with China Construction Bank, Shanghai Qingpu Sub-branch on May 31, 2010. The total amount of the loan is $1.49 million. The loan has a one year term from May 31, 2010 to May 30, 2011 at a fixed interest rate of 5.31% per year. The loan is guaranteed by a non-related third party. Please refer to Exhibit 10.1 and 10.2 for details of this Working Capital Loan Agreement and the Guarantee Contract.

On June 23, 2010, Vomart signed a loan contract with China CITIC Bank. The total amount of the loan is $2.24 million. The loan has one year term with a variable rate, which shall increase each quarter by a compound rate of 10% over the initial annual rate of 5.31%. The purpose of the loan is to fund our working capital. The loan is guaranteed by YBM, an affiliated company, without any consideration. Please refer to Exhibit 10.3 and 10.4 for details of this loan agreement with China CITIC Bank and the guarantee contract between YBM and China CITIC Bank.

On May 10, 2008, Vomart obtained a three-year line of credit from YBM amounting to $7.46 million (RMB 50 million). This line of credit is unsecured, non-interest bearing and due upon demand. As of September 30, 2010, the balance of borrowings from YBM was $3.31 million.  The unused line of credit as of September 30, 2010 was $4.15 million.  For details, please refer to Exhibit 10.5.  On May 1, 2009, Vomart entered into a loan agreement with Zhoufeng Shen to borrow RMB 352,823.80 ($51,653).  On May 1, 2009, Vomart entered into a loan agreement with Anming Yu to borrow RMB 477,220 ($69,864).  Both of these facilities are unsecured and non-interest bearing.  As of September 30, 2010, the Company had payable to Mr. Shen in the amount of $52,652.  The loan the Company borrowed from Mr. Yu has subsequently been repaid.  For details, please refer to Exhibit 10.6 and 10.7.

Our working capital is used for operational costs, the development of new stores and other capital expenditures necessary to maintain existing operations.  Our principal source of liquidity includes cash flows from operations and borrowings from related and unrelated parties.  To the extent that a deficiency exists, we plan to increase indebtedness for borrowed money. This will depend on the willingness of YBM and our partners to either make advances to us or guaranty our indebtedness to third party lenders.

We continue to implement growth and expansion plan. We plan to open a total of ten new stores in 2011 in Jiangsu, Zhejiang and Shandong provinces.  The initial investment required for each store is estimated to be approximately RMB 1 million in connection with the acquisition of inventory and fixed assets.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities.”

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Principle of Consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, Shanghai Vomart and Shanghai Vomart’s four wholly-owned subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets, the valuation of inventories, allowances for doubtful accounts and useful lives for property and equipment. Actual results could differ from those estimates.

Accounts receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.

Inventories

Inventory is mainly composed of automotive parts and supplies. Inventories are stated at the lower of cost or market, as determined on a weighted average basis, or market. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales.

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. No impairment loss is recorded for the three months ended September 30, 2010 and 2009.

Revenue recognition

The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Value added tax

The Company is subject to value added tax (“VAT”) at a 17% rate on the amount of goods sold or maintenance services provided. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

The VAT collected from sales is not revenue of the company, and is recorded as a liability on the balance sheet until such VAT is paid. The Company reports revenues net of PRC’s VATfor all periods presented in the consolidated statement of operations.

Foreign currency translation

The Company maintains books and records in its functional currency of the Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted.

For financial reporting purposes, RMB has been translated into United States dollars (“USD”, “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency translations are included in accumulated other comprehensive income.  There is no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

Fair value of financial instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures”. The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables.  The Company does not require collateral or other security to support these receivables.  The Company conducts periodic reviews of its clients’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

Results of Operations for the Years Ended June 30, 2010 and 2009

	Years Ended
	June 30,		$	$
	2010	2009	Change	Change
Revenues	4,782,754	1,282,918	3,499,836	272.8%

Cost of Sales	$(3,536,954)	(917,329)	(2,619,625)	285.6%

Gross Profit	$1,245,800	365,589	880,211	240.8%

Operating Expenses	$1,184,267	235,637	948,629	402.6%

Operating Income	$61,533	129,952	(68,419)	(52.6)%

Income Before Income Tax	$46,156	129,615	(83,459)	(64.4)%

Income Tax (Benefit) Provision	$7,642	49,725	(42,083)	(84.6)%

Net Income	$38,514	79,890	(41,376)	(51.8)%

Revenues:

Revenues for the year ended June 30, 2010 increased by approximately $3,499,836 or 272.8% to $4,782,754 as compared to $1,282,918 for the year ended June 30, 2009. Our sales growth was driven by expansion of stores.  Typically, the sales for those stores opened more than one year increased significantly compared with those opened less than one year.  For example, our Jiyuan store opened in October 2008, its sales income for the first year of opening was only RMB 833,603 (approximately $126.303) but for the second year of opening, the total sales jumped to RMB 1,790,687 (approximately $271,316), an increase of 61%.  Our Tangshan store opened in May 2010, the average monthly sales at the beginning of opening was only RMB 17,412 (approximately $2,638) but the most recent monthly sales in December 2010 already increased to RMB 78,658 (approximately $11,918), an increase of almost 351%. We believe that the sales for the mature stores will continue to grow as our marketing efforts increase and our reputation is built up.
During the year ended June 30, 2010, we had 26 new stores opened, leading to the increase in net sales from automotive supplies and maintenance service. Revenue from automotive supplies increased by $2,837,893 or 288.2% to $3,822,548 for the year ended June 30, 2010 from $984,654 for the same period of 2009, while revenue from maintenance service increased by $661,943 or 221.9% to $960,206 for the year ended June 30, 2010 from $298, 264 for the same period of 2009.

Cost of Sales and Gross Profit:

During the year ended June 30, 2010, we had cost of sales of $3,536,954, as compared to $917,329 for the same period of 2009, an increase of $2,619,625 or 285.6% reflecting the increase in net sales.

We achieved gross profits of $1,245,800 for the year ended June 30, 2010, compared to $365,589 for the same period of the previous year, representing a 240.8 % period to period increase. Our overall gross profit margin as a percentage of revenue decreased by 2.45% from 28.5% for the year ended June 30, 2009  to 26.05% for the same period of 2010, mainly due to most new stores at immature stage which incurred increasing operating costs during the year ended June 30, 2010.  Based on our experience, as a new store increases its customer base, fixed costs are typically spread out over an increasing revenue base and its contribution tends to improve.  It usually takes average 2 or 3 years of operation for a store to achieve the average mature operation, depending on the locations.  We foresee our gross profit from new stores will continue to grow as these new stores continue to mature.

Operating Expenses:

Our operating expenses, consisting of selling, general and administrative expenses, increased by approximately $402.6%, to $1,184,267, for the year ended June 30, 2010 from $235,637 for the same period of the previous year. This 402.6 % increase is mainly attributable to our fast expansions of 26 new stores in 9 provinces and municipalities, which resulted in significant increase in pre-opening expenses, payroll and traveling expenses, store and office leasing expenses, depreciation expenses, transportation expenses and other expenses relating to our growth in sales.  The overall increase in our operating expenses was in proportion to our increase in sales.

Income Tax (Benefit) Provision:

For the year ended June 30, 2010, we had tax provision of $7,642, as compared to tax provision of $49,725 for the same period of 2009.  This is a decrease of $42,083 or 84.6 % from period to period.  The decrease in the income tax provision was largely because we had generated less taxable income for the year ended June 30, 2010 than the previous year.

Net Income

Net income for the year ended June 30, 2010 decreased by approximately $41,376 or 51.8% to $38,514 as compared to $79,890 for the year ended June 30, 2009. The decrease in net income was mainly attributable to our significant increase in our operating expenses resulting from fast expansion of stores despite the significant increase in our revenue and gross profit.

Liquidity and Capital Resources

Generally, since inception of our business in January 2008, we have financed our business with cash flows from operations, borrowings from related and unrelated parties, and shareholders’ capital contributions.  Our principal liquidity requirements are for working capital and capital expenditures related to existing and new stores, and offices and distribution centers.  We generate cash primarily through the sale of automotive services, tires, parts and accessories.  Primary uses of cash are for spending in inventory purchase to match our store expansion and increased sales.

Capital Resources and Needs

Our cash requirements arise principally from the purchase of inventory, capital expenditures related to existing and new stores, offices and distribution centers, debt service and contractual obligations. Cash flows realized through the sales of automotive services, tires, parts and accessories are our primary source of liquidity.

	For The Years Ended June 30,
	2010	2009
Cash provided by (used in):
Operating Activities	$(2,750,512)	(2,284,386)
Investing Activities	$(1,544,038)	(137,818)
Financing Activities	$6,964,896	2,419,555

Operating Activities

Cash used in operating activities totaled $2,750,512 for the year ended June 30, 2010 as compared to $2,284,386 used in the same period of the previous year. The increase in our cash used in operations was primarily due to the increase spending in inventory purchase to match our store expansion and increased sales.

Investing

Cash used in investing activities totaled $1,544,038 for the year ended June 30, 2010 as compared to $137,818 in the same period of the previous year.  This increase was mainly due to our loans to outside parties and purchase of fixed assets in matching our store expansion.

Financing

Cash provided by financing activities totaled $6,964,896 for the year ended June 30, 2010 as compared to $2,419,555 in the same period of the previous year.  The increase was mainly because we initiated a short-term loans for working capital purpose during the year ended June 30, 2010 and also received proceeds from related parties to meet our cash requirements.

Vomart entered into a Working Capital Loan Agreement with China Construction Bank, Shanghai Qingpu Sub-branch on May 31, 2010. The total amount of the loan is $1.49 million. The loan has a one year term from May 31, 2010 to May 30, 2011 at a fixed interest rate of 5.31% per year. The loan is guaranteed by a non-related third party. Please refer to Exhibit 10.1 and 10.2 for details of this Working Capital Loan Agreement and the Guarantee Contract.

On June 23, 2010, Vomart signed a loan contract with China CITIC Bank. The total amount of the loan is $2.24 million. The loan has one year term with a variable rate, which shall increase each quarter by a compound rate of 10% over the initial annual rate of 5.31%. The purpose of the loan is to fund our working capital. The loan is guaranteed by YBM, an affiliated company, without any consideration. Please refer to Exhibit 10.3 and 10.4 for details of this loan agreement with China CITIC Bank and the guarantee contract between YBM and China CITIC Bank.

On May 10, 2008, Vomart obtained a three-year line of credit from YBM amounting to $7.46 million (RMB 50 million). This line of credit is unsecured, non-interest bearing and due upon demand. As of September 30, 2010, the balance of borrowings from YBM was $3.31 million.  The unused line of credit as of September 30, 2010 was $4.15 million.  For details, please refer to Exhibit 10.5.  On May 1, 2009, Vomart entered into a loan agreement with Zhoufeng Shen to borrow RMB 352,823.80 ($51,653).  On May 1, 2009, Vomart entered into a loan agreement with Anming Yu to borrow RMB 477,220 ($69,864).  Both of these facilities are unsecured and non-interest bearing.  As of September 30, 2010, the Company had payable to Mr. Shen in the amount of $52,652.  The loan the Company borrowed from Mr. Yu has subsequently been repaid.  For details, please refer to Exhibit 10.6 and 10.7.

Our working capital is used for operational costs, the development of new stores and other capital expenditures necessary to maintain existing operations.  Our principal source of liquidity includes cash flows from operations and borrowings from related and unrelated parties.  To the extent that a deficiency exists, we plan to increase indebtedness for borrowed money. This will depend on the willingness of YBM and our partners to either make advances to us or guaranty our indebtedness to third party lenders.

We continue to implement growth and expansion plan. We plan to open a total of ten new stores in 2011 in Jiangsu, Zhejiang and Shandong provinces.  The initial investment required for each store is estimated to be approximately RMB 1 million in connection with the acquisition of inventory and fixed assets.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities.”

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted I the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities, On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to the reasonable under the circumstances, the results of which from the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in the front part of this section. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company’s operating results and financial condition.

MANAGEMENT

Appointment of New Directors and Officers

On the Closing Date, Mr. Robert L. Wilson, the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary, resigned from all of his positions and Mr. Zhoufeng Shen was appointed as our President and Chief Executive Officer and Ms. Xiaomei Wang was appointed as our Chief Financial Officer, effective immediately on the Closing Date. Further, on the Closing Date, Mr. Wilson, the Company’s sole director, resigned from his director position, effective on the date that is ten (10) calendar days after our Company mails an Information Statement to the Company’s shareholders prepared pursuant to Rule 14f-1 under the Exchange Act, relating to the Exchange Agreement, and Mr. Hu was appointed as our Chairman of the Board.

The following table sets forth the names, ages and positions of our new Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer. Our shareholders elect our directors on an annual basis.  Each director holds his or her office until he or she resigns or is removed by our Board, and his or her successor is elected and qualified.  Our officers are appointed by our Board and serve at the pleasure of our Board.

NAME	AGE	POSITION

Zhoufeng Shen	38	President, Chief Executive Officer

Xiaomei Wang	53	Chief Financial Officer

Qun Hu	26	Chairman of the Board of Directors

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Audit Committee Financial Expert

Our Board currently acts as our audit committee. We currently do not have a member who qualifies as an “audit committee financial expert,” as defined in Item 401(e) of Regulation S-K and is “independent,” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Board is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee. At the present time, the full Board of Directors undertakes tasks normally associated with an audit committee, such as analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  Mr. Hu, our Chairman of the Board of Directors, receives his bachelor’s degree from MBA Institute, in Paris, France in 2006 where he has taken the following financial or accounting related courses: Debt & Money Markets, Equity & Capital Market. In 2005, he studied at the University of Florida, in Gainesville, FL, USA where he has taken the following financial or accounting related courses: Financial Markets, Corporate Finance and Financial Accounting. In addition, we intend over time to appoint to our board of directors and to various committees to be established by our board such persons as are expected to meet the corporate governance requirements imposed by a national securities exchange.

Employment Agreements

Pursuant to a Labor Contract, dated October 21, 2010, Vomart employed Zhoufeng Shen as its Chief Executive Officer at an annual salary of RMB 96,000, or approximately $14,000. The term of employment will expire on January 1, 2013.  For details of this Labor Contract, please refer to Exhibit 10.10.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, (i) been convicted in a criminal proceeding or a named subject of a pending criminal proceeding, excluding traffic violations or other minor offenses; (ii) had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time; (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity; (iv) been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; (v) been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vi) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with our Company or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.

CODE OF ETHICS

We have adopted a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer and other senior executives.  The Code of Ethics is attached as Exhibit 14.1 to this 8-K/A and is publicly available on our website http://www.vomart.com/culture.asp.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid by us to the named executive officer during the years ended December 31, 2009 and 2008 in all capacities for the accounts of our executives, including our Chief Executive Officer and Chief Financial Officer:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compensa -tion ($)	Totals ($)

Robert L. Wilson President, CEO, CFO, Treasurer, Secretary and Sole Director (1)	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

(1)
On the Closing Date, Robert L. Wilson tendered his resignation from all officer positions held in the Company, effective immediately, and from his position as sole director, effective on the date that is ten (10) calendar days after our Company mails an Information Statement prepared pursuant to Rule 14f-1 under the Exchange Act, relating to the Exchange Agreement.

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards as of the date hereof.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase our common stock pursuant to the terms of their employment agreements.  However, no such plan has been finalized or adopted as of the date of this Current Report.

Vomart Executive Compensation Summary

The table below sets forth the positions and compensation for each officer and director of Vomart for the years ended June 30, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Totals ($)

Qun Hu, Chairman of the Board (1)	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

Zhoufeng Shen, President, Chief Executive Officer (2)	2010	9,050	0	0	0	0	0	0	9,050
	2009	9,050	0	0	0	0	0	0	9,050

Xiaomei Wang, Chief Financial Officer (2)	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

(1)
In connection with the Closing of the Share Exchange, Qun Hu was appointed the Company’s Chairman of the Board, effective on the date that is ten (10) calendar days after our Company mails an Information Statement to the Company’s shareholders prepared pursuant to Rule 14f-1 under the Exchange Act.

(2)
In connection with the Closing of the Share Exchange, Mr. Zhoufeng Shen was appointed the Company’s President and Chief Executive Officer, Xiaomei Wang was appointed as Chief Financial Officer, effective immediately on the Closing Date.  Mr.Shen’s $9,050 salary payments in each of 2009 and 2010 was in connection with his acting as a supervisor on our Board of Supervisors from January 2008 to October 2010.  Mr. Anming Yu served as Vomart’s Chief Executive Officer from January 2008 until October 2010 during which time he did not receive any compensation from Vomart.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS.

Pre-Share Exchange

The following table sets forth certain information regarding the ownership of our common stock prior to the Closing Date by: (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; (ii) each executive officer and director; and (iii) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Immediately prior to the Closing Date, we had 2,250,000 shares of our common stock outstanding.

Title of Class	Name and Address	Amount and Nature of Ownership	Percentage of Class

Common Stock, par value $0.001 per share	Robert L. Wilson 70707 Frank Sinatra Drive, Unit 59 Rancho Mirage, CA 90067	2,000,000	89%

Common Stock, par value $0.001 per share	All officers and directors as a group (one person)	2,000,000	89%

Post-Share Exchange

The following table sets forth certain information regarding the ownership of our common stock after the Closing Date by: (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; (ii) each executive officer and director; and (iii) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address (2)	Amount and Nature of Ownership (1)	Percentage of Class (3)

Common Stock, par value $0.001 per share	Zhoufeng Shen	0	0%

Common Stock, par value $0.001 per share	Xiaomei Wang	0	0%

Common Stock, par value $0.001 per share	Qun Hu (4)	1,300,000	52%

Common Stock, par value $0.001 per share	All officers and directors as a group (three persons)	1,300,000	52%

(1)   Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise, has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)   Unless otherwise stated, the address of such person is c/o the Company, at NO. 288 Maodian Road, Liantang Industrial Park, Qingpu District Shanghai, PRC.

(3)   Based on 2,500,000 shares of common stock issued and outstanding as of the date of this Current Report on Form 8-K/A.

(4)    These 1,300,000 shares of the Company’s common stock are owned directly by Delight Pride Limited, a British Virgin Islands Company (“Delight Pride”).  Qun Hu is the director and sole shareholder of Delight Pride and as such, maintains sole dispositive power and discretion as to the voting and investment decisions of Delight Pride.  Qun Hu disclaims beneficial ownership of the rest of 950,000 shares which constitute 38% of our issued and outstanding common stock and were issued to his designees and assigns in connection with the Share Exchange.  The individuals owning these 950,000 shares include Mr. Hu’s relatives, employees of Vomart and people who provided services to Vomart in the past.

DESCRIPTION OF SECURITIES

Our Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, 2,500,000 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is empowered to designate and issue from time to time, without need of shareholder approval, one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $0.001 per share, has a trading symbol TEDG, but has been thinly traded on the Over-The-Counter Bulletin Board (“OTCBB”). Our common stock had been deleted from the OTCBB effective March 26, 2010, due to our failure to comply with Rule 15c2-11. Our common stock was re-listed on the OTCBB on June 16, 2010.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of the date hereof, 2,500,000 shares of our common stock are issued and outstanding. Currently, there are approximately 80   shareholders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Pacific Stock Transfer Company. Pacific Stock’s telephone number is (702) 361-3033.

Penny Stock Regulations

The Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as “penny stocks”. The Securities and Exchange Commission (SEC) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. If an exception is unavailable, the regulations require the delivery by broker-dealers, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market.

The penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receives from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  We have never paid any dividends and currently have no plans to pay such dividends.  However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in the PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from our subsidiary Vomart. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

As we increase the size of our board of directors and gain independent directors, we expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our ordinary shares, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors, and certain significant shareholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the effect on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself or herself from deliberations and approval of the transaction in which the interested director is involved.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides that we shall indemnify our directors to the full extent permitted by the provisions of Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same may be amended and supplemented.  Notwithstanding the above, our certificate of incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our director, officer or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Kyle L. Tingle, CPA, LLC served as our independent auditor in connection with the audits of our financial statements for the fiscal years ended December 31, 2009 and 2008.  In connection with the Share Exchange, our board of directors recommended and approved the appointment of Friedman LLP as the independent auditor for the Company.

During the fiscal years ended December 31, 2009 and 2008 and through the date hereof, neither us nor anyone acting on our behalf consulted Friedman LLP   with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Friedman LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on the Closing Date, we issued the Exchange Shares to the Hongkong Limited Shareholder, their designees or assigns, in exchange for the Hongkong Limited Shares.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

(i)	On November 12, 2010, we dismissed Kyle L. Tingle, CPA, LLC (“KLT”) as our independent registered public accounting firm. Our board of directors approved such resignation on November 12, 2010.

(ii)	Our board of directors participated in and approved the decision to change our independent registered public accounting firm.

(iii)
KLT’s reports on our financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(iv)
In connection with the audit and review of our financial statements through November 12, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with KLT’s opinion to the subject matter of the disagreement.

(v)
In connection with our audited financial statements for the years ended December 31, 2009 and 2008, there have been no reportable events with our Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

(vi)
We provided Gately with a copy of this Current Report on Form 8-K and requested that KLT furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. We have received the requested letter from KLT, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm.

(i)
On November 12, 2010, our board of directors appointed Friedman LLP (“Friedman”) as our new independent registered public accounting firm. The decision to engage Friedman was approved by our board of directors on November 12, 2010.

(ii)
Prior to November 12, 2010, we did not consult with Friedman regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on our financial statements, (3) written or oral advice provided by Friedman that would be an important factor considered by our Company in reaching a decision as to an accounting, auditing or financial reporting issues or (4) any matter that was the subject of a disagreement between our Company and our predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Hongkong Limited, the former sole shareholder of Hongkong Limited beneficially owns 52% of our total outstanding common shares.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger” since the former stockholders of Hongkong Limited own a majority of the outstanding shares of our common stock immediately following the Share Exchange. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future . As a result of the issuance of 2,250,000 shares of our common stock to the Hongkong Limited Shareholder, their designees or assigns, and a change in the majority of our directors, a change in control occurred on the date of the consummation of the Share Exchange . As of the time immediately following the Closing, we continued to be a “small business issuer,” as defined under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

(a)  Resignation of Directors and Officers

At the Closing, Robert L. Wilson resigned as the sole member of the Board, effective on the date that is ten (10) calendar days after we mail an Information Statement to the Company’s shareholders prepared pursuant to Rule 14f-1 under the Exchange Act, relating to the Exchange Agreement.  Mr. Wilson also resigned as our President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary, effective immediately. There were no disagreements between Mr. Wilson and the Company.

(b)  Appointment of Directors and Officers

At the Closing, the following persons were appointed as our new directors and officers:

NAME	AGE	POSITION

Zhoufeng Shen	38	President, Chief Executive Officer

Xiaomei Wang	53	Chief Financial Officer

Qun Hu	26	Chairman of the board of directors

The business background descriptions of the newly appointed directors and officers are as follows:

Qun Hu, age 26, Chairman of the Board of Directors

Mr. Hu has been our Chairman of the Board since the Closing Date of the Share Exchange. Mr. Hu was the Chairman of the Board of Directors of Hongkong Charter International Group Limited since its inception in August 2009.  From July 2007 to July 2009, Mr.Hu was the general manager of Leiguan Auto Parts Co. Ltd.  From January 2007 to July 2007, he served as sales manager of Leiguan Auto Parts Co., Ltd. From January 2006 to July 2006, he served in VEF Sarl as Sales Associate in Paris, France. From May 2005 to August 2005, Mr. Hu worked for Barney’s as Sales Associate in London, United Kingdom. From May 2004 to August 2004, he worked in KMIG as Import Manager Assistant in Brussels, Belgium. Mr. Hu received his bachelor’s degree from MBA Institute, in Paris, France in 2006, where he has taken the following financial or accounting related courses: Debt & Money Markets, Equity & Capital Market. In 2005, he studied at the University of Florida, in Gainesville, FL, USA, where he has taken the following financial or accounting related courses: Financial Markets, Corporate Finance and Financial Accounting. Mr. Hu is fluent in English, Chinese, French, and Spanish.

Zhoufeng Shen, age 38, President, Chief Executive Officer

Zhoufeng Shen has been our Chief Executive Officer since the Closing Date of the Share Exchange. Mr. Shen served as Vomart’s Chief Executive Officer from October 2010 to the Closing Date. Prior to that, he served as a supervisor on our Board of Supervisors from January 2008 to October 2010. From March 2001 to October 2007, he was the assistant to president in DELIXI Group Co., Ltd. From June 1996 to October 2000, he was a teacher at Wenzhou University. He got his EMBA from Fudan University in 2006 and Bachelor and Master’s degrees in Brand Advertising from China Academy of Arts.

Xiaomei Wang, age 53, Chief Financial Officer

Ms. Xiaomei Wang has been our Chief Financial Officer since the Closing Date of the Share Exchange.  Ms. Wang served as Vomart’s Finance Manager from April 2010 to the Closing Date.  From September 2008 to March 2010, Ms. Wang worked as the Chief Finance Manager in the public company Zhaohua Technology Co., Ltd. From November 1996 to December 2005, she was the Chief Finance Manager for Xinjiang Huijia Department Store. From April 1977 to October 1996, Ms. Wang was Chief Accountant and Finance Manager of Xinjiang Auto Factory Co., Ltd.  Ms. Wang graduated from Capital University of Economics and Business   with a major in corporate management, and is a Certified Public Accountant licensed in the People’s Republic of China, the IFMA (International Financial Management Association), and the CTP (Certified Tax Planners).

(c) Family Relationships

There are no family relationships between any of the officers or directors of our Company.

(d) Employment Agreements of the Executive Officers

Pursuant to a Labor Contract, dated October 21, 2010, Vomart employed Zhoufeng Shen as its Chief Executive Officer at an annual salary of RMB 96,000, or approximately $14,000. The term of employment will expire on January 1, 2013.  For details of this Labor Contract, please refer to Exhibit 10.10.

(e) Related Party Transactions

Vomart has a multi-faceted relationship with YBM, an affiliated company that is engaged in the manufacturing and selling of automotive replacement parts and accessories.

Officer and Common Control Relationship

Mr. Anming Yu, who is the father-in-law of Qun Hu, our Chairman of the Board, served as Vomart’s Chief Executive Officer and director from January 2008 until October 2010. Mr. Yu currently owns 60.32% of the issued and outstanding shares of YBM, one of our major suppliers.  Mr. Yu’s spouse and daughter who is the spouse of Mr. Hu each owns 25.23% and 14.45% of the issued and outstanding shares of YBM.

Transfers of Shares Among Related Parties

When Vomart was incorporated on January 4, 2008, YBM, Mr. Anming Yu and Mr. Zhoufeng Shen owned 51%, 29% and 20% of the issued and outstanding shares of Vomart respectively.  On August 10, 2009, YBM transferred its 51% shares to Mr. Yu in exchange for RMB 510,000.  On November 23, 2009, Mr. Yu and Mr. Shen transferred the 80% and 20% of the Vomart shares each of them owned to Hongkong Limited whose former sole shareholder before the Share Exchange is Mr. Hu, our Chairman of the Board, in exchange for $140,618.13 and $35,154.53 respectively.

Intellectual Property

Vomart currently is authorized by YBM to exclusively and freely use the “VOMART” trademark, which is owned by YBM.  YBM’s application to transfer the “VOMART” trademark to Vomart has been accepted and is currently under review by the Trademark Office.

Major Supplier

YBM is one of our major suppliers.  For the three months ended September 30, 2010, and in fiscal years 2010 and 2009, our purchase from YBM amounted to $1,220,457, $540,031, $117,529 or approximately 27.97%, 5.5% and 4.2% respectively of our total purchase.

We entered into an Exclusive Distribution Agreement (the “Agreement”) with YBM which is valid from July 1, 2010 until June 30, 2011. Pursuant to the Agreement, Vomart is the exclusive first tier distributor of YBM products.  For details of this Agreement, please refer to Exhibit 10.8.

We have also entered into certain non-exclusive distribution agreements with YBM pursuant to which we are authorized to sell certain YBM products in our stores in specified provinces or municipalities.

Management believes the transactions referenced above were on terms at least as favorable to us as we could have obtained from unaffiliated parties.

Indebtedness to Related Parties

We have borrowed interest-free and unsecured loans from YBM, Mr. Anming Yu, our former CEO and Mr. Zhoufeng Shen, our current CEO. These related party loans are due upon demand and are used by the Company as operating capital.

For the three months ended September 30, 2010, the fiscal years ended June 30, 2010 and June 30, 2009, the loans that we borrowed from Mr. Shen amounted to $52,652, $52,028 and $51,653 respectively.  For the three months ended September 30, 2010, we loaned Mr. Yu $26,120.  For the fiscal years ended June 30, 2010 and June 30, 2009, the loans that we borrowed from Mr. Yu amounted to $72,525 and $69,864 respectively.

YBM, one of our major suppliers, provided a three-year line of credit amounting to $7.46 million (RMB 50 million) to us on May 10, 2008.  This line of credit is unsecured, non-interest bearing and due upon demand.  As of September 30, 2010, the balance of borrowings from YBM was $3.31 million.  The unused line of credit as of September 30, 2010 was $4.15 million.  For details, please refer to Exhibit 10.5.

Guarantee
YBM, one of our major suppliers, provided guarantee for a short-term loan in the amount of $2.24 million (RMB 15,000,000) that we borrowed from China CITIC Bank. The purpose of the loan is to fund our working capital. The loan has a one year term from June 23, 2010 until June 23, 2011.

This guarantee was provided for no consideration. There can be no assurance that YBM will be willing or able to continue to provide similar guarantees on this basis with respect to future borrowings.

In the Maximum Amount Guarantee Contract between YBM and China CITIC Bank, dated June 5, 2010, it is provided for the following: if the borrower does not repay its loan, the bank may seek the principal and interest of the loan from the guarantor; the guarantee period is two years from the date the guaranteed loan is due; the bank must give written notice to the guarantor when it transfers its right to the loan to a third party; the guarantor indemnifies the bank for actual damages or losses because of any misrepresentations made by the guarantor and if the guarantor causes the contract to become invalid.  For details about this guarantee, please refer to Exhibit 10.4.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2010, pursuant to the Exchange Agreement, the Board adopted a resolution by unanimous written consent changing our name to “Vomart International Auto Parts, Inc.” to better reflect our business plan.

On November 12, 2010, pursuant to the Exchange Agreement, the Board adopted a resolution by unanimous written consent changing our fiscal year end from December 31 to June 30. This change was made to be consistent with the fiscal year of Vomart, which is now our wholly owned subsidiary and the operating company.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 1.01 and 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange.  As a result of the Share Exchange, Vomart became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease being a shell company.  For information about the Share Exchange, please see the information set forth above under Item 1.01 and 2.01 of this Current Report on Form 8-K, which such information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The Unaudited Condensed Consolidated Financial Statements of Hongkong Limited as of September 30, 2010 and 2009 are filed as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Hongkong Limited (parent only) as of September 30, 2010 are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference.

The audited consolidated financial statements of Hongkong Limited as of June 30, 2010 and 2009 are filed as Exhibit 99.3 to this Current Report and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet as at June 30, 2010 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 and for the six months ended June 30, 2010 concerning the acquisition of the business operations of Hongkong Limited are filed as Exhibit 99.4 to this Current Report and are incorporated herein by reference.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company and Hongkong Charter International Group Limited dated November 12, 2010 *
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
10.1	English Translation of Working Capital Loan Agreement between Shanghai Vomart Auto Parts Co., Ltd. and China Construction Bank, Shanghai Qingpu Sub-branch, dated May 31, 2010.
10.2	English Translation of Guarantee Contract between Shanghai Xin Liantang Economic Development Co., Ltd. and China Construction Bank, Shanghai Qingpu Sub-branch, dated May 31, 2010.
10.3	English Translation of Loan Agreement between Shanghai Vomart Auto Parts Co., Ltd. and China CITIC Bank, dated June 23, 2010.
10.4	English Translation of Maximum Amount Guarantee Contract between YBM Group China Co., Ltd. and China CITIC Bank, dated June 5, 2010.
10.5	English Translation of Working Capital Loan Agreement between Shanghai Vomart Auto Parts Co., Ltd. and YBM Group China Co., Ltd., dated May 10, 2008.
10.6	English Translation of Loan Agreement between Shanghai Vomart Auto Parts Co., Ltd. and Zhoufeng Shen, dated May 1, 2009.
10.7	English Translation of Loan Agreement between Shanghai Vomart Auto Parts Co., Ltd. and Anming Yu, dated May 1, 2009.
10.8	English Translation of the Exclusive Distribution Agreement between Shanghai Vomart Auto Parts Co., Ltd. and YBM Group China Co., Ltd., dated July 1, 2010.
10.9	English Translation of the Letter of Undertaking issued by YBM Group China Co., Ltd., dated July 30, 2010.
10.10	English Translation of Labor Contract between Shanghai Vomart Auto Parts Co., Ltd. and Zhoufeng Shen, dated October 21, 2010.
14.1	Code of Ethics
16.1	Letter from Kyle L. Tingle, CPA, LLC, dated November 12, 2010 *
99.1	The Unaudited Condensed Consolidated Financial Statements of Hongkong Charter International Group Limited as of September 30, 2010 and 2009*
99.2	The Unaudited Financial Statements of Hongkong Charter International Group Limited (parent only) as of September 30, 2010*
99.3	The Audited Consolidated Financial Statements of Hongkong Charter International Group Limited as of June 30, 2010 and 2009*
99.4	The Unaudited Pro Forma Financial Information of Teen Education Group, Inc.*

* Filed herewith

(1) Incorporated herein by reference to a Registration Statement on Form SB-2 filed on October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEEN EDUCATION GROUP, INC.

Dated: January 24, 2011	By:	/s/ Zhoufeng Shen
Zhoufeng Shen Chief Executive Officer